Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)
31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Jack Ellerin
U.S. Bank National Association
1349 West Peachtree Street
Suite 1050
Atlanta, Georgia 30309
(404) 898-8830
(Name, address and telephone number of agent for service)
Gray Television, Inc.
(exact name of obligor as specified in its charter)
SEE TABLE OF ADDITIONAL OBLIGORS

Georgia	58-0285030
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)

4370 Peachtree Road, N.E.
Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

10 1/2% Senior Secured Second Lien Notes due 2015
Guarantees of 10 1/2% Senior Secured Second Lien Notes due 2015
(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

	State or Other
	Jurisdiction of	Primary Standard	IRS Employer
Exact Name of Registrant as Specified	Incorporation or	Industrial Classification	Identification
in its Charter(1)	Organization	Code Number	Number

WVLT-TV, Inc.	Georgia	4833	58-2256206
Gray Television Group, Inc.	Delaware	4833	13-2982954
Gray Television Licensee, LLC	Nevada	4833	51-0376603

(1)	The address and telephone number of each of the additional obligors is: 4370 Peachtree Road, NE, Atlanta, Georgia 30319; telephone (404) 504-9828.

Item 1.	General information.

Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

Federal Deposit Insurance Company Washington, D.C.

The Board of Governors of the Federal Reserve System Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.–14.	Items 3 – 14 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”) the obligor is not in default under any indenture under which the Trustee acts as trustee.

Item 15.	Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of the Trustee as now in effect. (Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corp.)

2.	A copy of the certificate of authority of the Trustee to commence business, is contained in the articles of association referred to in Paragraph 1 above.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.	A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 4 to Exhibit 25.1 to Form S-3, Registration Number 333-160020, filed by The Phoenix Companies, Inc.)

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2010, attached as Exhibit 7.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 23rd day of June, 2010.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

Exhibit 6
CONSENT OF TRUSTEE
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: June 23, 2010

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

Exhibit 7
REPORT OF CONDITION
U.S. Bank National Association
Statement of Financial Condition
As of March 31, 2010
(000’s)

03/31/2010
ASSETS
Cash and balances due from depository institutions	$8,396,049
Securities	45,269,095
Federal funds sold and securities purchased under agreements to resell	3,774,651
Loans and lease financing receivables	180,918,939
Trading assets	1,093,896
Premises and fixed assets (including capitalized leases)	2,220,060
Other real estate owned	1,726,653
Investments in unconsolidated subsidiaries and associated companies	67,633
Intangible assets	13,355,160
Other assets	20,687,148

Total assets	$277,509,284

LIABILITIES
Deposits	$194,167,405
Federal funds purchased and securities sold under agreements to repurchase	9,849,249
Trading liabilities	362,519
Other borrowed money	31,906,386
Subordinated notes and debentures	7,629,967
Other liabilities	6,648,045

Total liabilities	$250,563,571

EQUITY CAPITAL
Common stock	$18,200
Surplus	12,642,020
Retained earnings	12,673,897
Noncontrolling (minority) interests in consolidated subsidiaries	1,611,596

Total equity capital	$26,945,713

Total liabilities and equity capital	$277,509,284